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PHARMERICA REPORTS SECOND QUARTER 2016 RESULTS

Diversified Pharmacy Businesses Exceeding Management's Expectations
Reaffirms Annual 2016 Guidance

LOUISVILLE, Ky (August 9, 2016) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the second quarter ended June 30, 2016.

	2Q'16 Results	Comparison to 2Q'15	Comparison to 1Q'16
Revenue	$519.6 million	Increase of 4.4%	Decrease of 0.9%
Gross profit	$81.8 million	Increase of 0.7%	Decrease of 0.2%
Selling, general and administrative	$55.7 million	Increase of 0.5%	Decrease of 2.3%
Net income	$2.5 million	Increase of 8.7%	Decrease of 39.0%
Diluted earnings per common share	$0.08	Increase of 14.3%	Decrease of 38.5%
Adjusted EBITDA	$31.8 million	Increase of 1.0%	Increase of 5.0%
Adjusted diluted earnings per share	$0.47	Decrease of 2.1%	Increase of 4.4%
Generic drug dispensing rate	86.3%	Increase of 30 basis points	Decrease of 30 basis points

Greg Weishar, PharMerica Corporation's Chief Executive Officer, said, "PharMerica's second quarter 2016 financial results met expectations.  We believe we are positioned to deliver on 2016 financial objectives while driving continued growth and shareholder value creation.

"Revenues grew 4.4% on a year over year basis despite headwinds from brand-to-generic conversions in the institutional pharmacy business.  Offsetting this headwind was solid revenue growth of 43% on a year over year basis in the diversified pharmacy businesses, which consist of specialty home infusion, oncology and hospital pharmacy management.  These businesses are continuing to achieve operating leverage as evidenced by Adjusted EBITDA margins approaching mid-single digits and Adjusted EBITDA growing at a significantly higher rate than revenues.  We are confident that diversified

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

pharmacy revenues will exceed $700 million in 2017, and that these businesses will play a major role in driving revenue and Adjusted EBITDA growth in 2017 and beyond.

"The institutional pharmacy business experienced a slight decline in revenues on a sequential quarterly basis associated with a decline in prescriptions dispensed.  Despite this decline in revenues in the institutional pharmacy business, PharMerica's Adjusted EBITDA grew 5% on a sequential basis; primarily due to tight cost controls, ongoing improvements in drug purchasing and growth in the diversified pharmacy services businesses.

"Regarding acquisitions, we recently completed the acquisition of Premier Rx, an institutional pharmacy operating in the St. Louis and Kansas City metropolitan areas.  We remain confident we will acquire at least $100 million in annualized revenues before the end of this year.

Mr. Weishar concluded, "In summary, we believe we will achieve our financial goals for 2016, and are optimistic about the Company's long-term growth prospects."

Full Year 2016 Financial Guidance

PharMerica reaffirms its full year 2016 guidance metrics:

	Revenue in the range of $2.125 billion to $2.150 billion;
	Adjusted EBITDA in the range of $130.3 million to $135.3 million; and
	Adjusted diluted earnings per share in the range of $1.95 to $2.05.

The Company notes that its 2016 guidance, as previously disclosed, does not include the effect of any future 2016 acquisitions.

With respect to the Company's full year guidance of Adjusted EBITDA and Adjusted diluted earnings per share, the Company is not able to provide a reconciliation of these non-GAAP financial measures to the most comparable GAAP measure without unreasonable efforts; certain items that are included have not yet occurred or are out of the Company's control and/or cannot be reasonably predicted and, accordingly, the probable significance of such items cannot be determined at this time.  The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable would include non-recurring and acquisition-related expenses.

Second Quarter 2016 Results

The results for the second quarter 2016 are set forth below:

	Key Comparisons of Second Quarters Ended June 30, 2016 and 2015:


Revenues for the second quarter of 2016 were $519.6 million compared with $497.5 million for the second quarter of 2015; an increase of 4.4%.  The increase in revenues of $22.1 million is due to significant organic growth and acquisitions in the Company's specialty businesses, partially offset by a 2.8% reduction in prescription volumes in the institutional pharmacy business, the 2016 reduction in Medicare Part D reimbursement and 2015 brand-to-generic conversions.


Gross profit for the second quarter of 2016 was $81.8 million compared with $81.2 million in the second quarter of 2015; an increase of 0.7%. The increase in gross profit was driven by an increase in revenues in the Company's specialty businesses, partially offset by lower Medicare Part D reimbursement.

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PMC Reports Results for the Second Quarter 2016

August 9, 2016


Selling, general and administrative expenses were $55.7 million or 10.7% of revenues for the three months ended June 30, 2016 compared to $55.4 million or 11.1% of revenues for the three months ended June 30, 2015. The increase of $0.3 million was due to selling, general and administrative expenses associated with 2015 acquisitions, partially offset by cost improvements.


Net income for the second quarter of 2016 was $2.5 million, or $0.08 diluted earnings per share, compared to $2.3 million, or $0.07 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $0.47 in the second quarter of 2016 compared to $0.48 in the second quarter of 2015.

	Adjusted EBITDA for the second quarter of 2016 was $31.8 million compared with $31.5 million in the second quarter of 2015; an increase of 1.0%.

·	Cash flows used in operating activities for the second quarter of 2016 were $24.1 million compared with $22.2 million in the second quarter of 2015.

	Key Comparisons of the Six Months Ended June 30, 2016 and 2015:


Revenues for the six months ended June 30, 2016 were $1,044.1 million compared with $1,009.0 million for the six months ended June 30, 2015; an increase of 3.5%. The increase was driven by recent acquisitions, growth in the Company's specialty pharmacy businesses and branded drug inflation partially offset by a 3.8% reduction in prescription volumes in the institutional pharmacy business, the 2016 reduction in Medicare Part D reimbursement and 2015 brand-to-generic conversions


Gross profit for the six months ended June 30, 2016 was $163.8 million compared with $169.8 million for the six months ended June 30, 2015; a decrease of 3.5%. The decrease in gross profit was driven by lower prescription volumes in the Company's institutional pharmacy businesses, partially offset by higher gross profit in the specialty pharmacy businesses.


Selling, general and administrative expenses were $112.7 million or 10.8% of revenues for the six months ended June 30, 2016, compared to $114.4 million or 11.3% of revenues for the six months ended June 30, 2015. The decrease of $1.7 million is due to cost improvements.


Net income for the six months ended June 30, 2016 was $6.6 million, or $0.21 diluted earnings per share, compared to $11.9 million, or $0.38 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $0.92 for the six months ended June 30, 2016 compared to $1.05 for the six months ended June 30, 2015.

	Adjusted EBITDA for the six months ended 2016 was $62.1 million compared with $66.9 million for the six months ended June 30, 2015; a decrease of 7.2%.


Cash flows provided by operating activities for the six months ended June 30, 2016 were $41.2 million compared with cash flows provided by operating activities of $22.1 million for the six months ended June 30, 2015. The increase in cash from operating activities was due primarily to a higher accounts payable balance associated with the Company's specialty businesses, partially offset by year over year reductions in cash provided by operating activities for accounts receivable, inventory and prepaid and other assets.

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

Conference Call

Management will hold an online webcast of its second quarter 2016 earnings conference call on Tuesday, August 9, 2016 at 10:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company's website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 92 institutional pharmacies, 17 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica's customers are institutional healthcare providers,  such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company's "guidance" and possible future results of operations and future potential acquisitions and long-term growth prospects, the Company's expectation about the growth of diversified revenues and the contribution of these non-core businesses to the Company's Adjusted EBITDA growth in 2017 and beyond, the Company's expectations that its diversified revenues will approach $700 million in 2017 and that the diversification program will meaningfully contribute to the Company's overall Adjusted EBITDA growth over the next several years, the strength of the Company's financial and operational performance during 2016 and beyond, the Company's ability to identify and consummate future acquisitions that drive market share and scale, the Company's expectation that it will acquire at least $100 million in annualized revenues before the end of 2016, the Company's focus on competing aggressively for market share, the Company's expectation that the generic drugs dispensing rate will continue to increase in 2016, the Company's ability to deliver outstanding value to its shareholders, clients and patients, and the Company's continued pursuit of its strategic and operational initiatives including those focused on client retention, driving organic growth, diversifying the revenue base, disciplined acquisitions, building scale and operating margins. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "plan," "may," "should," "will," "would," "project" and similar expressions.

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company's actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2016		2015		2016
		% of Revenues		% of Revenues		% of Revenues		% of Revenues
Revenues	$497.5	100.0%	$519.6	100.0%	$1,009.0	100.0%	$1,044.1	100.0%

Cost of goods sold	416.3	83.7	437.8	84.3	839.2	83.2	880.3	84.3

Gross profit	81.2	16.3	81.8	15.7	169.8	16.8	163.8	15.7

Selling, general and administrative expenses	55.4	11.1	55.7	10.7	114.4	11.3	112.7	10.8

Amortization expense	7.0	1.4	8.2	1.6	13.6	1.4	16.4	1.6

Merger, acquisition, integration costs and other charges	3.4	0.7	4.4	0.8	7.2	0.7	8.8	0.9

Settlement, litigation and other related charges	6.9	1.4	4.9	0.9	9.2	0.9	8.0	0.8

Restructuring and impairment charges	-	-	1.1	0.3	0.1	-	2.5	0.2

Operating income	8.5	1.7	7.5	1.4	25.3	2.5	15.4	1.4

Interest expense, net	1.9	0.4	3.3	0.6	3.3	0.3	6.3	0.6

Income before income taxes	6.6	1.3	4.2	0.8	22.0	2.2	9.1	0.8

Provision for income taxes	4.3	0.9	1.7	0.3	10.1	1.0	2.5	0.2

Net income	$2.3	0.4%	$2.5	0.5%	$11.9	1.2%	$6.6	0.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Earnings per common share:	2015	2016	2015	2016
Basic	$0.08	$0.08	$0.39	$0.22
Diluted	$0.07	$0.08	$0.38	$0.21

Shares used in computing earnings per common share:
Basic	30,388,902	30,728,592	30,287,638	30,628,145
Diluted	30,829,724	31,028,174	30,748,072	31,003,145

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	December 31,	June 30,
	2015	2016

ASSETS
Current assets:
Cash and cash equivalents	$23.1	$27.4
Accounts receivable, net	200.5	208.1
Inventory	155.2	160.9
Deferred tax assets, net	41.8	29.7
Income taxes receivable	10.5	15.5
Prepaids and other assets	52.4	52.6
	483.5	494.2

Equipment and leasehold improvements	218.5	231.4
Accumulated depreciation	(144.0)	(154.6)
	74.5	76.8

Goodwill	371.0	372.2
Intangible assets, net	190.2	173.9
Other long-term assets	32.4	84.0
	$1,151.6	$1,201.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71.7	$97.4
Salaries, wages and other compensation	30.6	27.9
Current portion of long-term debt	11.6	11.6
Other accrued liabilities	27.5	31.5
	141.4	168.4

Long-term debt	413.6	400.2
Other long-term liabilities	56.5	89.2
Deferred tax liabilities	20.7	16.4
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2015 and June 30, 2016	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 33,237,732 and 33,660,564 shares issued as of December 31, 2015 and June 30, 2016, respectively	0.3	0.3
Capital in excess of par value	404.6	408.5
Retained earnings	152.1	158.7
Treasury stock at cost, 2,776,875 and 2,906,334 shares at December 31, 2015
and June 30, 2016, respectively	(37.6)	(40.6)
	519.4	526.9
	$1,151.6	$1,201.1

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Cash flows provided by (used in) operating activities:
Net income	$2.3	$2.5	$11.9	$6.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.7	5.7	11.5	11.0
Amortization	7.0	8.2	13.6	16.4
Stock-based compensation and deferred compensation	1.7	2.7	3.7	4.1
Amortization of deferred financing fees	0.2	0.2	0.3	0.3
Deferred income taxes	0.2	4.7	2.5	7.8
Loss on disposition of equipment	-	-	0.1	-
Other	0.1	-	0.1	0.1
Change in operating assets and liabilities:
Accounts receivable, net	0.1	(8.0)	(2.2)	(7.0)
Inventory	(12.6)	(42.3)	0.6	(7.4)
Prepaids and other assets	(7.4)	0.2	20.0	(0.5)
Accounts payable	(1.4)	12.6	(15.5)	26.8
Salaries, wages and other compensation	(0.6)	4.0	(3.0)	(2.7)
Other accrued and long-term liabilities	(8.2)	(11.5)	(10.4)	(9.3)
Change in income taxes receivable	(9.1)	(2.9)	(9.0)	(3.8)
Excess tax benefit from stock-based compensation	(0.2)	(0.2)	(2.1)	(1.2)
Net cash provided by (used in) operating activities	(22.2)	(24.1)	22.1	41.2

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.4)	(7.9)	(11.0)	(13.3)
Acquisitions, net of cash acquired	(0.1)	(0.2)	(20.6)	(6.9)
Cash proceeds from dispositions	-	-	0.1	-
Net cash used in investing activities	(6.5)	(8.1)	(31.5)	(20.2)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	-	(2.8)	-	(5.6)
Net activity of long-term revolving credit facility	24.0	37.0	(1.0)	(8.0)
Issuance of common stock	0.4	-	0.7	0.1
Treasury stock, for employee taxes on stock awards	0.5	-	(3.9)	(3.0)
Excess tax benefit from stock-based compensation	0.2	-	2.1	-
Repayment of capital lease obligations	(0.3)	(0.1)	(0.5)	(0.2)
Net cash provided by (used in) financing activities	24.8	34.1	(2.6)	(16.7)

Change in cash and cash equivalents	(3.9)	1.9	(12.0)	4.3
Cash and cash equivalents at beginning of period	25.2	25.5	33.3	23.1

Cash and cash equivalents at end of period	$21.3	$27.4	$21.3	$27.4

Supplemental information:
Cash paid for interest	$0.9	$2.6	$3.0	$5.2
Cash paid for taxes	$12.3	$0.2	$17.0	$0.2

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Pharmacy data:
Prescriptions dispensed (in thousands)	8,452	8,226	17,505	16,873
Revenue per prescription dispensed	$58.86	$63.17	$57.64	$61.88
Gross profit per prescription dispensed	$9.61	$9.94	$9.70	$9.71

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
(In millions)	June 30,		June 30,
	2015	2016	2015	2016
Net income	$2.3	$2.5	$11.9	$6.6
Add:
Interest expense, net	1.9	3.3	3.3	6.3
Merger, acquisition, integration costs and other charges	3.4	4.4	7.2	8.8
Settlement, litigation and other related charges	6.9	4.9	9.2	8.0
Restructuring and impairment charges	-	1.1	0.1	2.5
Provision for income taxes	4.3	1.7	10.1	2.5
Depreciation and amortization expense	12.7	13.9	25.1	27.4
Adjusted EBITDA	$31.5	$31.8	$66.9	$62.1
Adjusted EBITDA margin	6.3%	6.1%	6.6%	5.9%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Six Months Ended
(In whole numbers)	June 30,		June 30,
	2015	2016	2015	2016

Diluted earnings per share	$0.07	$0.08	$0.38	$0.21
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.07	0.09	0.15	0.18
Settlement, litigation and other related charges	0.13	0.10	0.18	0.16
Restructuring and impairment charges	-	0.02	-	0.05
Amortization of intangible assets	0.14	0.17	0.27	0.34
Tax impact of the above adjustments on tax provision	0.07	0.01	0.07	(0.02)
Adjusted diluted earnings per share	$0.48	$0.47	$1.05	$0.92

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PMC Reports Results for the Second Quarter 2016

August 9, 2016

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Six Months Ended
(In millions)	June 30,		June 30,
	2015	2016	2015	2016
Adjusted EBITDA	$31.5	$31.8	$66.9	$62.1
Interest expense, net	(1.9)	(3.3)	(3.3)	(6.3)
Merger, acquisition, integration costs and other charges	(10.3)	(10.4)	(16.5)	(19.3)
Provision for bad debt	3.0	0.7	8.0	3.9
Amortization of deferred financing fees	0.2	0.2	0.3	0.3
Loss (gain) on disposition of equipment	-	-	0.1	-
Provision (benefit) for income taxes	(4.3)	(1.7)	(10.1)	(2.5)
Deferred income taxes	0.2	4.7	2.5	7.8
Changes in federal and state income tax payable (receivable)	(9.1)	(2.9)	(9.0)	(3.8)
Stock-based compensation and deferred compensation	1.7	2.7	3.7	4.1
Excess tax benefit from stock-based compensation	(0.2)	(0.2)	(2.1)	(1.2)
Changes in assets and liabilities	(33.1)	(45.7)	(18.5)	(4.0)
Other	0.1	-	0.1	0.1
Net cash flows (used in) provided by operating activities	$(22.2)	$(24.1)	$22.1	$41.2

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Company's debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica's discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles ("GAAP").  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica's reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica's calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believe the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica's operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders' equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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